SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 2, 2007

XIOM, CORP.
(Exact name of registrant as specified in its charter)

Delaware	333-124704	11-3460949
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification #)

78 Lamar Street, West Babylon New York 11704
(Address of Principal Executive Offices)

(631) 643-4400
(Registrant's telephone number, including area code)

Item 4.01 Changes in Registrant’s Certifying Accountant

(a) On November 2, 2007, XIOM, Corp. (“XIOM” or “the Company”) was formally notified by N. Blumenfrucht, CPA P.C., located at 1040 East 22nd Street, Brooklyn New York 11210, (718) 692-2743, that it resigned as the principal independent accountant of the Company. This action was approved by the Board of Directors.

During their tenure, N. Blumenfrucht, CPA P.C. issued annual reports on the financial statements for the fiscal years ended September 30, 2006 and 2005, and that neither contained an adverse opinion or disclaimer of opinion. However, both reports were qualified as to the uncertainty of a going concern.

During the period of their engagement, there were no disagreements between N. Blumenfrucht, CPA P.C. and XIOM on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which if not resolved to the satisfaction of N. Blumenfrucht, CPA P.C., would have caused them to make reference to the subject matter of the disagreement(s) in connection with its reports on the Company’s financial statements.

The Company has furnished a copy of this report to N. Blumenfrucht, CPA P.C. and has requested them to furnish a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. A copy of their letter will be attached as Exhibit 16 to this Form 8-K by amendment as required.

(b)  On November 5, 2007, the management of XIOM formally engaged Michael T. Studer, CPA P.C., located at 18 East Sunrise Highway, Suite 311, Freeport New York, (516) 378-1000, as the principal independent accountant to audit the financial statements for the fiscal year ended September 30, 2007. The decision to retain Michael T. Studer, CPA P.C. was approved by the Board of Directors.

Prior to their engagement, neither the management of XIOM, nor anyone on its behalf, consulted with Michael T. Studer, CPA P.C. as to the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the Company’s financial statements and neither written or oral advice was provided that was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue.

Item 9. Financial Statements And Exhibits

16. Securities and Exchange Commission Letter of N. Blumenfrucht, CPA P.C.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

/s/ Andrew B. Mazzone
Andrew B. Mazzone, President

Date: February 4, 2008

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